Exhibit 99.1

Stride Guides to Revenue and Profitability Growth for Fiscal 2022 Driven by Career Learning Demand

HERNDON, Va.--(BUSINESS WIRE)--October 19, 2021--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the first fiscal quarter ended September 30, 2021.

First Quarter Fiscal 2022 Highlights Compared to 2021

  Revenue of $400.2 million, compared with $371.0 million, driven by improved revenue per enrollment, strong middle and high school Career Learning enrollments, and growth in Adult Learning.
  Loss from operations of $7.0 million, compared with income from operations of $12.1 million, due to the return to normal seasonality in upfront school year expenses.
  Net loss of $5.9 million, compared with net income of $12.7 million.
  Diluted net loss per share of $0.15, compared with diluted net income per share of $0.30.
  Adjusted operating income of $4.5 million, compared with $23.0 million. (1)
  Adjusted EBITDA of $25.5 million, compared with $39.2 million. (1)

First Quarter Fiscal 2022 Summary Financial Metrics

	Three Months Ended September 30,		Change 2021/2020
	2021	2020	$	%
	(In thousands, except percentages and per share data)
Revenues	$400,226	$370,960	$29,266	7.9%

Income (loss) from operations	(6,977)	12,064	(19,041)	-157.8%
Adjusted operating income (1)	4,522	23,009	(18,487)	-80.3%

Net income (loss)	(5,883)	12,666	(18,549)	-146.4%
Net income (loss) per share, diluted	(0.15)	0.30	(0.45)	-150.0%

EBITDA (1)	17,170	30,341	(13,171)	-43.4%
Adjusted EBITDA (1)	25,456	39,234	(13,778)	-35.1%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Cash Flow and Capital Allocation

As of September 30, 2021, the Company’s cash and cash equivalents totaled $218.5 million, compared with $386.1 million reported at June 30, 2021. The decrease is largely the result of normal seasonal expenditures incurred at the start of the school year.

Capital expenditures for the quarter were $15.4 million, compared to $12.8 million in the first fiscal quarter 2021, and were comprised of $1.3 million of property and equipment, $9.7 million of capitalized software development, and $4.4 million of capitalized curriculum development.

Early Adoption of Accounting Standards Update 2020-06 (“ASU 2020-06”)

During the quarter, the Company early adopted ASU 2020-06, which resulted in a change in accounting for the convertible notes. As of September 30, 2021, the impact to long-term debt was a non-cash increase from $299.3 million to $410.3 million. Other impacts to the balance sheet were a decrease of $89.5 million to additional paid-in capital, a decrease of $29.3 million to deferred tax liability, and an increase to retained earnings of $8.2 million.

This early adoption also results in the elimination of the non-cash interest expense related to the amortization of the debt discount from the Company’s consolidated statement of operations.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended
	September 30,		Change 2021 / 2020
	2021	2020	$	%
	(In thousands, except percentages)

General Education	$306,341	$313,848	$(7,507)	(2.4%)
Career Learning
Middle - High School	71,411	48,771	22,640	46.4%
Adult	22,474	8,341	14,133	169.4%
Total Career Learning	93,885	57,112	36,773	64.4%
Total Revenues	$400,226	$370,960	$29,266	7.9%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change
	September 30,		2021 / 2020
	2021	2020	#	%
	(In thousands, except percentages)

General Education (1)	147.6	164.6	(17.0)	(10.3%)
Career Learning (1)(2)	42.0	30.8	11.2	36.4%
Total Enrollment	189.6	195.4	(5.8)	(3.0%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change
	September 30,		2021 / 2020
	2021	2020	#	%

General Education	$1,885	$1,718	$167	9.7%
Career Learning	1,688	1,564	124	7.9%

Fiscal Year 2022 Outlook

The Company is forecasting the following for the full fiscal year 2022:

  Revenue in the range of $1.56 billion to $1.60 billion.
  Capital expenditures in the range of $65 million to $75 million. Note that capital expenditures include the purchase of property and equipment, capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 28% to 30%.
  Adjusted operating income in the range of $165 million to $180 million. (1)

The Company is forecasting the following for the second quarter fiscal 2022:

  Revenue in the range of $390 million to $400 million.
  Capital expenditures in the range of $14 million to $17 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $55 million to $60 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its first quarter fiscal year 2022 financial results during a conference call scheduled for Tuesday, October 19, 2021 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://event.on24.com/wcc/r/3424006/15C710CEDD571AAF3D7E93B85DF67FFF. To participate in the live call, investors and analysts should dial (833) 900-1536 (domestic) or (236) 712-2276 (international) at 4:45 p.m. (ET). The conference ID number is 7562832. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on October 19, 2021 at 8:00 p.m. (ET) through November 19, 2021 at 8:00 p.m. (ET) by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) and entering the conference ID 7562832. A webcast replay will be available at https://event.on24.com/wcc/r/3424006/15C710CEDD571AAF3D7E93B85DF67FFF for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology and the pace of change in education. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to predict how the COVID-19 pandemic will continue to impact our business; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to replace students who have graduated from the terminal grade in a school or have left our programs for other reasons with new students of a sufficient number; inability to maintain our current rate of retention of students enrolled in our courses; an increase in the amount of failures to enter into new school contracts or renew existing contracts, in part or in their entirety; the failure of perceived industry trends and projections resulting from the expected effects of COVID-19 on virtual education; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career learning education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures, failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three months ended September 30, 2021 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
	2021	2020
	(In thousands except share and per share data)
Revenues	$400,226	$370,960
Instructional costs and services	273,824	241,069
Gross margin	126,402	129,891
Selling, general, and administrative expenses	133,379	117,827
Income (loss) from operations	(6,977)	12,064
Interest expense, net	(1,993)	(2,107)
Other income (expense), net	(89)	429
Income (loss) before income taxes and income (loss) from equity method investments	(9,059)	10,386
Income tax benefit	2,893	2,376
Income (loss) from equity method investments	283	(96)
Net income (loss) attributable to common stockholders	$(5,883)	$12,666
Net income (loss) attributable to common stockholders per share:
Diluted	$(0.15)	$0.30
Weighted average shares used in computing per share amounts:
Diluted	40,559,066	42,189,673

STRIDE INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2021	2021
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$218,519	$386,080
Accounts receivable, net of allowance of $21,935 and $21,384	519,393	369,303
Inventories, net	24,873	39,690
Prepaid expenses	38,358	19,453
Other current assets	56,436	43,004
Total current assets	857,579	857,530
Operating lease right-of-use assets, net	96,471	94,671
Property and equipment, net	76,884	72,069
Capitalized software, net	57,965	57,308
Capitalized curriculum development costs, net	49,866	50,376
Intangible assets, net	96,267	99,480
Goodwill	240,353	240,353
Deposits and other assets	94,980	105,510
Total assets	$1,570,365	$1,577,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$58,589	$62,144
Accrued liabilities	75,746	77,642
Accrued compensation and benefits	35,945	80,363
Deferred revenue	64,918	38,110
Current portion of finance lease liability	32,413	27,336
Current portion of operating lease liability	17,023	20,649
Total current liabilities	284,634	306,244
Long-term finance lease liability	46,747	41,568
Long-term operating lease liability	82,568	77,458
Long-term debt	410,269	299,271
Deferred tax liability	7,783	31,853
Other long-term liabilities	18,458	16,255
Total liabilities	850,459	772,649
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 47,111,604 and 46,911,527 shares issued; and 41,776,861 and 41,576,784 shares outstanding, respectively	4	4
Additional paid-in capital	708,265	795,449
Accumulated other comprehensive income (loss)	(330)	(474)
Retained earnings	114,449	112,151
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	719,906	804,648
Total liabilities and stockholders' equity	$1,570,365	$1,577,297

STRIDE INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30,
	2021	2020
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(5,883)	$12,666
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	24,147	18,277
Stock-based compensation expense	8,286	8,893
Deferred income taxes	5,484	8,065
Provision for doubtful accounts	152	4,875
Amortization of discount and fees on debt	404	1,219
Noncash operating lease expense	5,005	4,789
Other	4,325	6,003
Changes in assets and liabilities:
Accounts receivable	(150,263)	(196,953)
Inventories, prepaid expenses, deposits and other current and long-term assets	1,260	(23,975)
Accounts payable	(1,256)	30,893
Accrued liabilities	(2,464)	(1,883)
Accrued compensation and benefits	(44,395)	(19,629)
Operating lease liability	(5,321)	(5,165)
Deferred revenue and other liabilities	29,009	37,392
Net cash used in operating activities	(131,510)	(114,533)
Cash flows from investing activities
Purchase of property and equipment	(1,278)	(1,106)
Capitalized software development costs	(9,690)	(7,204)
Capitalized curriculum development costs	(4,376)	(4,488)
Sale of long-lived assets	—	223
Other acquisitions and investments, net of distributions	(192)	(3,113)
Proceeds from the maturity of marketable securities	1,501	—
Purchases of marketable securities	(9,196)	—
Net cash used in investing activities	(23,231)	(15,688)
Cash flows from financing activities
Repayments on finance lease obligations	(7,020)	(5,669)
Repayments on credit facility	—	(100,000)
Issuance of convertible senior notes, net of issuance costs	—	409,390
Purchases of capped calls in connection with convertible senior notes	—	(60,354)
Proceeds from exercise of stock options	246	32
Withholding of stock options for tax withholding	—	(10,885)
Repurchase of restricted stock for income tax withholding	(6,043)	(5,808)
Net cash provided by (used in) financing activities	(12,817)	226,706
Net change in cash, cash equivalents and restricted cash	(167,558)	96,485
Cash, cash equivalents and restricted cash, beginning of period	386,582	213,299
Cash, cash equivalents and restricted cash, end of period	$219,024	$309,784

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of September 30th:
Cash and cash equivalents	$218,519	$308,784
Other current assets (restricted cash)	505	500
Deposits and other assets (restricted cash)	—	500
Total cash, cash equivalents and restricted cash	$219,024	$309,784

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

First Quarter Fiscal 2022

	Three Months Ended
	September 30,
	2021	2020
	(In thousands)
Income (loss) from operations	$(6,977)	$12,064
Stock-based compensation expense	8,286	8,893
Amortization of intangible assets	3,213	2,052
Adjusted operating income	4,522	23,009
Depreciation and other amortization	20,934	16,225
Adjusted EBITDA	$25,456	$39,234

EBITDA	$17,170	$30,341

Fiscal Year 2022 Outlook

	Three Months Ended December 31, 2021		Year Ended June 30, 2022
	Low	High	Low	High
	(In millions)
Income from operations	$44.3	$48.8	$123.0	$136.0
Stock-based compensation expense	7.5	8.0	29.0	31.0
Amortization of intangible assets	3.2	3.2	13.0	13.0
Adjusted operating income	$55.0	$60.0	$165.0	$180.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com